Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-63023 on Form S-8 of Northeast Utilities of our report dated June 28, 2006, relating to the financial statements and financial statement schedule of Northeast Utilities Service Company 401(k) Plan, appearing in this Annual Report on Form 11-K of Northeast Utilities Service Company 401(k) Plan for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Hartford, Connecticut
June 28, 2006